Exhibit 99.1
ADM Reports Second Quarter Earnings per Share of $2.18,
$2.15 on an Adjusted Basis

•Net earnings and adjusted earnings of about $1.2 billion
•Adjusted ROIC of 11.6%

CHICAGO, July 26, 2022—ADM (NYSE: ADM) today reported financial results for the quarter ended June 30, 2022.

“Our second quarter adjusted earnings per share of $2.15 reflect our team’s strong execution, delivering nutrition to billions of people around the globe,” said Chairman and CEO Juan Luciano. “In addition, our productivity initiatives are improving our capabilities and mitigating the impact of inflation, while our innovation projects are powering profitable growth, as we leverage our unique portfolio and globally integrated network to meet demand driven by the three enduring global trends of food security, health and well-being, and sustainability.

“Looking forward, we expect the combination of our strategic actions and continued good demand for our products to propel very strong earnings in the second half of 2022, with strong cash flows enabling us to accelerate approximately $1 billion in share repurchases into the back half of the year. Beyond that, we will continue to execute the growth plan we laid out at our Global Investor Day, while maintaining our focus on balanced capital allocation and optimizing ROIC.”

Second Quarter 2022 Highlights

(Amounts in millions except per share amounts)	2022	2021
Earnings per share (as reported)	$2.18	$1.26
Adjusted earnings per share[1]	$2.15	$1.33

Segment operating profit	$1,840	$1,145
Adjusted segment operating profit (loss)[1]	$1,849	$1,160
Ag Services and Oilseeds	1,119	570
Carbohydrate Solutions	473	383
Nutrition	239	201
Other Business	18	6

•Q2 2022 EPS as reported of $2.18 includes a $0.01 per share net charge related to impairments and restructuring and a $0.04 per share gain related to the mark-to-market adjustment on the Wilmar exchangeable bond. Adjusted EPS, which excludes these items, was $2.15.1

1 Non-GAAP financial measures; see pages 3, 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

                                                            1

Quarterly Results of Operations

Ag Services & Oilseeds delivered substantially higher year-over-year results.

•Ag Services results more than doubled versus the year-ago quarter. Global Trade had an outstanding quarter: The destination marketing team’s ability to meet customer demand around the globe helped drive strong volumes and margins, and good execution in global freight, as well as net timing gains of about $65 million for the quarter, contributed to significantly higher year-over-year profits. North America had a solid performance as export volumes remained strong in a good global demand environment, though year-over-year results were lower due to the prior-year’s insurance settlement and strong positioning gains. South America results were higher, based on stronger origination volumes and better margins driven by strong global grain demand.

•Crushing delivered substantially higher results. Strong soy crush margins drove improved performance in all three regions, as meal and oil demand remained robust. Positive net timing effects of approximately $90 million for the quarter, versus the $70 million of negative timing in the year-ago period, helped drive higher year-over-year results.

•Refined Products and Other results were similar to the prior-year period, as strong demand for biofuels and food oils drove refining premiums and biodiesel margins, offset by approximately $150 million of negative timing effects versus negative $30 million in the prior-year quarter.

•Equity earnings from Wilmar were significantly higher versus the second quarter of 2021.

Carbohydrate Solutions results were substantially higher versus the prior-year period.

•The Starches and Sweeteners subsegment, including ethanol production from our wet mills, delivered much better results due to solid demand as food service volumes reached close to pre-pandemic levels. Corn co-products, including strong demand for corn oil, and effective risk management drove higher ethanol and sweetener margins.

•Vantage Corn Processors results were slightly higher in an environment of good gasoline demand and strong ethanol blending economics. A $50 million recovery from the USDA Biofuel Producer Recovery Program helped offset the prior year’s strong industrial alcohol results from the now-sold Peoria facility as well as valuation losses on ethanol inventory as prices fell late in the quarter.

                                                            2

Nutrition delivered 16% revenue growth — 20%1 on a constant currency basis — and 19% higher year-over-year operating profit.

•Human Nutrition delivered higher year-over-year results as demand across its diverse product portfolio remained robust. Flavors grew revenue in North America, EMEA and South America, though profits were lower due to negative currency effects in EMEA as well as weaker results in APAC. Healthy demand for alternative proteins resulted in strong soy protein volumes and margins, as contributions from the Sojaprotein acquisition, as well as good demand for texturants, drove higher results in Specialty Ingredients. Strength across probiotics, including in the recently acquired Deerland business, as well as robust demand for fibers, contributed to a stronger quarter in Health and Wellness.

•Animal Nutrition profits were up substantially year over year, driven by continued strong volumes and margins in amino acids.

Other Business results increased from the prior-year quarter, driven primarily by higher ADM Investor Services earnings due to higher interest rates.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.8 billion for the quarter includes net charges related to impairment of $9 million ($0.01 per share).
.
In Corporate results, interest expense increased year over year on higher rates and higher short-term borrowings to support working capital needs, as well as higher expense for long-term debt. Unallocated corporate costs were higher year over year due primarily to higher IT operating and project-related costs and higher costs in the company’s centers of excellence. Other Corporate was unfavorable to the prior year primarily due to an ADM Ventures investment revaluation gain in the prior-year quarter. Corporate results also included a loss related to the mark-to-market adjustment on the Wilmar exchangeable bond of $19 million ($0.04 per share).

The effective tax rate for the quarter was approximately 18%, compared to approximately 14% in the prior year. The increased rate was driven primarily by changes in the geographic mix of pretax earnings in addition to the impact of discrete tax items.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q2 Earnings Presentation at www.adm.com/webcast.

1 FX adjusted revenue is ADM's GAAP revenue adjusted for the impact of fluctuations in foreign currency exchange rates. The Company calculates FX adjusted revenue by converting its current period revenue using the prior period exchange rates and comparing the adjusted amount to its prior period reported results. Management believes providing FX adjusted revenue provides valuable supplemental information regarding its revenue and facilitates period-to-period comparison. FX adjusted revenue is a non-GAAP measure and is not intended to replace or be an alternative to GAAP revenues, the most directly comparable GAAP financial measure.

                                                            3

Conference Call Information
ADM will host a webcast on July 26, 2022, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Michael Cross
312-634-8484	217-451-4647

Financial Tables Follow

Source: Corporate Release
Source: ADM
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Six months ended
	June 30			June 30
(In millions)	2022	2021	Change	2022	2021	Change

Segment Operating Profit	$1,840	$1,145	$695	$3,379	$2,250	$1,129
Specified items:
Gain on sale of assets	—	(22)	22	(1)	(22)	21
Impairment, restructuring, and settlement charges	9	37	(28)	27	131	(104)
Adjusted Segment Operating Profit	$1,849	$1,160	$689	$3,405	$2,359	$1,046

Ag Services and Oilseeds	$1,119	$570	$549	$2,127	$1,347	$780
Ag Services	407	190	217	665	399	266
Crushing	468	150	318	896	532	364
Refined Products and Other	130	130	—	328	231	97
Wilmar	114	100	14	238	185	53

Carbohydrate Solutions	$473	$383	$90	$790	$642	$148
Starches and Sweeteners	393	306	87	709	528	181
Vantage Corn Processors	80	77	3	81	114	(33)

Nutrition	$239	$201	$38	$428	$355	$73
Human Nutrition	183	162	21	324	290	34
Animal Nutrition	56	39	17	104	65	39

Other Business	$18	$6	$12	$60	$15	$45

Segment Operating Profit	$1,840	$1,145	$695	$3,379	$2,250	$1,129

Corporate Results	$(321)	$(320)	$(1)	$(589)	$(601)	$12

Interest expense - net	(87)	(70)	(17)	(163)	(134)	(29)
Unallocated corporate costs	(267)	(248)	(19)	(476)	(450)	(26)
Other	13	49	(36)	49	59	(10)
Specified items:
Expenses related to acquisitions	—	—	—	(2)	—	(2)
Gain on debt conversion option	19	30	(11)	4	10	(6)
Loss on sale of assets	—	—	—	(3)	—	(3)
Restructuring and settlement charges	1	(81)	82	2	(86)	88
Earnings Before Income Taxes	$1,519	$825	$694	$2,790	$1,649	$1,141

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
                                                            5

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2022	2021	2022	2021
	(in millions, except per share amounts)

Revenues	$27,284	$22,926	$50,934	$41,819
Cost of products sold (1)	25,184	21,463	46,937	38,808
Gross profit	2,100	1,463	3,997	3,011
Selling, general, and administrative expenses (2)	814	739	1,643	1,488
Asset impairment, exit, and restructuring costs (3)	1	23	2	82
Equity in (earnings) losses of unconsolidated affiliates	(192)	(163)	(396)	(288)
Investment income	(32)	(50)	(91)	(63)
Interest expense (4)	73	40	165	127
Other (income) expense - net (5,6)	(83)	49	(116)	16
Earnings before income taxes	1,519	825	2,790	1,649
Income tax expense (benefit) (7)	279	113	486	244
Net earnings including noncontrolling interests	1,240	712	2,304	1,405

Less: Net earnings (losses) attributable to noncontrolling interests	4	—	14	4
Net earnings attributable to ADM	$1,236	$712	$2,290	$1,401

Diluted earnings per common share	$2.18	$1.26	$4.03	$2.48

Average diluted shares outstanding	568	566	568	565

(1) Includes charges related to inventory writedown of $14 million and $25 million in the current quarter and YTD respectively, and $13 million in the prior year quarter and YTD. Current YTD was partially offset by an insurance settlement of $2 million.

(2) Includes a $7 million reversal of a charge related to receivable impairment in the current quarter and a legal settlement of $38 million in the prior YTD.

(3) Includes net charges related to the impairment of certain assets and restructuring of $1 million and $2 million in the current quarter and YTD, respectively, and $23 million and $82 million in the prior year quarter and YTD, respectively.

(4) Includes gains related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $19 million and $4 million in the current quarter and YTD, respectively, and gains of $30 million and $10 million in the prior year quarter and YTD, respectively.

(5) Includes net losses related to the sale of certain assets of $2 million in the current YTD and gains of $22 million in the prior year quarter and YTD.

(6) Includes a pension settlement charge of $82 million in the prior year quarter and YTD. Also, includes exit costs of $2 million in the prior YTD.

(7) Includes the tax benefit impact of the above specified items and tax discrete items totaling $3 million and $11 million in the current quarter and YTD, respectively, and $24 million and $49 million in the prior year quarter and YTD, respectively.

                                                            6

Summary of Financial Condition
(unaudited)

	June 30, 2022	June 30, 2021
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$906	$869
Operating working capital (b)	14,537	11,628
Property, plant, and equipment	9,680	9,873
Investments in and advances to affiliates	5,464	5,113
Goodwill and other intangibles	6,547	5,266
Other non-current assets	2,490	2,202
	$39,624	$34,951
Financed By
Short-term debt (a)	$2,352	$1,289
Long-term debt, including current maturities (a)	9,166	8,432
Deferred liabilities	3,419	3,556
Temporary equity	261	71
Shareholders’ equity	24,426	21,603
	$39,624	$34,951

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current maturities of long-term debt).

                                                            7

Summary of Cash Flows
(unaudited)

	Six months ended
	June 30
	2022	2021
	(in millions)
Operating Activities
Net earnings	$2,304	$1,405
Depreciation and amortization	514	492
Asset impairment charges	4	54
(Gains) losses on sales/revaluation of assets	(42)	(79)
Other - net	438	330
Other changes in operating assets and liabilities	(3,893)	805
Total Operating Activities	(675)	3,007

Investing Activities
Purchases of property, plant and equipment	(500)	(427)
Net assets of businesses acquired	—	(5)
Proceeds from sale of business/assets	12	58
Investments in and advances to affiliates	(58)	(8)
Other investing activities	(101)	(12)
Total Investing Activities	(647)	(394)

Financing Activities
Long-term debt borrowings	751	595
Long-term debt payments	—	(2)
Net borrowings (payments) under lines of credit	1,414	(752)
Share repurchases	(200)	—
Cash dividends	(453)	(417)
Other	(21)	—
Total Financing Activities	1,491	(576)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	169	2,037
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	7,454	4,646
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$7,623	$6,683

                                                            8

Segment Operating Analysis
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2022	2021	2022	2021
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,208	8,778	16,699	17,738
Corn	4,776	5,042	9,588	8,692
Total processed volumes	12,984	13,820	26,287	26,430

	Quarter ended		Six months ended
	June 30		June 30
	2022	2021	2022	2021
	(in millions)
Revenues
Ag Services and Oilseeds	$21,429	$18,271	$39,682	$33,278
Carbohydrate Solutions	3,751	2,820	7,117	5,043
Nutrition	2,003	1,733	3,927	3,296
Other Business	101	102	208	202
Total revenues	$27,284	$22,926	$50,934	$41,819

                                                            9

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30				Six months ended June 30
	2022		2021		2022		2021
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$1,236	$2.18	$712	$1.26	$2,290	$4.03	$1,401	$2.48
Adjustments:
Loss (gains) on sales of assets and businesses (a)	—	—	(17)	(0.03)	2	—	(17)	(0.03)
Impairment, restructuring, and settlement charges (b)	6	0.01	90	0.16	20	0.04	164	0.29
Expenses related to acquisitions (c)	—	—	—	—	1	—	—	—
Loss (gain) on debt conversion option (d)	(19)	(0.04)	(30)	(0.06)	(4)	(0.01)	(10)	(0.02)
Tax adjustment (e)	(1)	—	(1)	—	(5)	(0.01)	(1)	—
Sub-total adjustments	(14)	(0.03)	42	0.07	14	0.02	136	0.24
Adjusted net earnings and adjusted EPS	$1,222	$2.15	$754	$1.33	$2,304	$4.05	$1,537	$2.72

(a)Current YTD loss on sale of assets of $2 million pretax ($2 million after tax), tax effected using the Company’s U.S. income tax rate. Prior year quarter and YTD gains of $22 million pretax ($17 million after tax) were related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate.
(b)Current quarter and YTD charges of $8 million and $25 million pretax ($6 million and $20 million after tax), respectively, were primarily related to the impairment of certain assets partially offset by a restructuring adjustment, tax effected using the applicable tax rates. Current YTD charges were also partially offset by an insurance settlement, tax effected using the applicable tax rate. Prior year quarter and YTD charges of $118 million and $217 million pretax, respectively, ($90 million and $164 million after tax, respectively) were related to the impairment of certain assets, restructuring, and legal and pension settlements, tax effected using the applicable tax rates.
(c)Current YTD expenses of $2 million pretax ($1 million after tax) were related to the Deerland and Sojaprotein acquisitions, tax effected using the applicable tax rates.
(d)Current quarter and YTD gain on debt conversion option of $19 million and $4 million pretax, respectively, ($19 million and $4 million after tax, respectively) and prior year quarter and YTD gain on debt conversion option of $30 million and $10 million pretax, respectively, ($30 million and $10 million after tax, respectively), were related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(e)Tax adjustment due to certain discrete items totaling $1 million and $5 million in the current quarter and YTD, respectively, and $1 million in the prior year quarter and YTD.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

                                                            10

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	June 30, 2022

Net earnings attributable to ADM	$526	$782	$1,054	$1,236	$3,598
Adjustments:
Interest expense	61	77	92	73	303
Other adjustments	39	66	17	7	129
Total adjustments	100	143	109	80	432
Tax on adjustments	(24)	(14)	(26)	(19)	(83)
Net adjustments	76	129	83	61	349
Total Adjusted ROIC Earnings	$602	$911	$1,137	$1,297	$3,947

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	Quarter Average

Equity (1)	$21,969	$22,477	$23,722	$24,393	$23,140
+ Interest-bearing liabilities (2)	8,941	9,546	13,079	11,524	10,773
Other adjustments	29	70	13	5	29
Total Adjusted Invested Capital	$30,939	$32,093	$36,814	$35,922	$33,942

Adjusted Return on Invested Capital					11.6%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

                                                            11

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended June 30, 2022.

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	June 30, 2022
			(in millions)
Earnings before income taxes	$653	$1,011	$1,271	$1,519	$4,454
Interest expense	61	77	92	73	303
Depreciation and amortization	247	257	257	257	1,018
Losses (gains) on sales of assets and businesses	—	(55)	2	—	(53)
Asset impairment, exit, restructuring, and settlement charges	3	80	17	8	108
Railroad maintenance expense	31	33	—	9	73
Debt extinguishment charges	36	—	—	—	36
Expenses related to acquisitions	3	4	2	—	9
Adjusted EBITDA	$1,034	$1,407	$1,641	$1,866	$5,948

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	June 30, 2022
			(in millions)
Ag Services and Oilseeds	$711	$902	$1,096	$1,207	$3,916
Carbohydrate Solutions	297	510	396	550	1,753
Nutrition	230	220	254	304	1,008
Other Business	(3)	17	44	24	82
Corporate	(201)	(242)	(149)	(219)	(811)
Adjusted EBITDA	$1,034	$1,407	$1,641	$1,866	$5,948

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

                                                            12